UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 8, 2005

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24693	91-1689591
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3625 132nd Avenue SE
Bellevue, WA 98006
(Address of principal executive offices)

(425) 373-0171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

          On February 8, 2005, SCOLR Pharma, Inc. entered into a Common Stock Purchase Agreement and a Registration Rights Agreement for the private placement of 3,750,000 shares of its common stock for $4.00 per share to accredited investors listed in the agreements. The sale of shares was for an aggregate purchase price of $15 million and resulted in net proceeds to SCOLR Pharma of approximately $14,100,000. Pursuant to the terms of the Registration Rights Agreement, SCOLR Pharma has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares issued in the private placement (including shares of common stock issuable upon exercise of warrants issued to the placement agent) no later than 60 days after closing and to use its reasonable best efforts to have the registration statement declared effective as soon as practicable after the filing date, but in no event later than 120 days after the closing. The Common Stock Purchase Agreement and Registration Rights Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

          Taglich Brothers, Inc. acted as the placement agent for the transaction pursuant to a letter agreement dated as of February 8, 2005. In accordance with the letter agreement, the placement agent will receive a cash fee of $750,000 and warrants to purchase up to 75,000 shares of SCOLR Pharma’s common stock at an exercise price of $5.00 per share exercisable for five years. In addition, SCOLR Pharma will reimburse the placement agent for its reasonable out-of-pocket expenses up to $30,000 incurred in connection with the private placement. Michael N. Taglich and Robert Schroeder are members of the board of directors of SCOLR Pharma, Inc. and are also affiliates of Taglich Brothers, Inc. The letter agreement with the placement agent and form of warrant to be issued to the placement agent are attached hereto as Exhibits 10.3 and 4.1, respectively.

          A copy of the press release issued by SCOLR Pharma on February 8, 2005, announcing the private placement, is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

          The shares of common stock described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibits are filed with this report:

     4.1 Form of Placement Agent Warrant

     10.1 Common Stock Purchase Agreement, dated as of February 8, 2005, by and between SCOLR Pharma, Inc. and the Purchasers listed in Exhibit A thereto

     10.2 Registration Rights Agreement, dated as of February 8, 2005, by and between SCOLR Pharma, Inc. and the Purchasers listed on Schedule I thereto

     10.3 Letter Agreement, dated February 8, 2005, between SCOLR Pharma, Inc. and Taglich Brothers, Inc.

     99.1 Press release of SCOLR Pharma dated February 8, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: February 10, 2005	By:	/s/ Daniel O. Wilds

Daniel O. Wilds
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Placement Agent Warrant

10.1	Common Stock Purchase Agreement, dated as of February 8, 2005, by and between SCOLR Pharma, Inc. and the Purchasers listed in Exhibit A thereto

10.2	Registration Rights Agreement, dated as of February 8, 2005, by and between SCOLR Pharma, Inc. and the Purchasers listed on Schedule I thereto

10.3	Letter Agreement, dated February 8, 2005, between SCOLR Pharma, Inc. and Taglich Brothers, Inc.

99.1	Press release of SCOLR Pharma dated February 8, 2005

4